UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2016
CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	1-12551	84-1250533
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 FIRST STAMFORD PLACE
STAMFORD, CT		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 595−3000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 3.03. Material Modification to Rights of Security Holders.
To the extent required by Item 3.03 of Form 8-K, the information regarding the reverse stock split contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As previously disclosed in the Form 8-K filed by Cenveo, Inc. (the “Company”) on July 8, 2016, the Company on July 13, 2016, effected a reverse stock split at a ratio of 1-for-8 and changed the authorized shares of its common stock from 100 million shares to 15 million shares. To effectuate the foregoing, on July 13, 2016, the Company filed with the Secretary of State of Colorado a Certificate of Amendment to its Articles of Incorporation, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Articles of Incorporation of Cenveo, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2016
CENVEO, INC.

By:    /s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer